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                   SUN LIFE INSURANCE AND ANNUITY OF NEW YORK

                               POWER OF ATTORNEY



     KNOW ALL MEN BY THESE PRESENTS, that William W. Stinson, whose signature appears below, constitutes and appoints Edward M. Shea, Sandra DaDalt, Ellen
B. King, Peter F. Demuth, C. James Pricur, and James A. McNulty, III, and each of them, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign:


     (i) the Registration Statements on Form S-6 of Sun Life Assurance Company of (U.S.) Variable Account I, to be filed with the Securities and Exchange Commission on or about January 6, 2000, and any amendments thereto.

     (ii) any Registration Statements under the Securities Act of 1933 and the Investment Company Act of 1940 of any of Sun Life of Canada (U.S.) Variable Account C, Sun Life of Canada (U.S.) Variable Account D, Sun Life of Canada (U.S.) Variable Account F, Sun Life of Canada (U.S.) Variable Account G, and Sun Life of Canada (U.S.) Variable Account I or any other variable account established by Sun Life Assurance Company of Canada (U.S.) (the "Company"), and

     (iii) any and all instruments, including applications for exemptions from such Acts, which said attorneys-in-fact deem necessary and advisable to enable the Company or any variable account of the Company to comply with the Securities Act of 1933, as amended, the Investment Company Act of 1940, as amended, and the rules and regulations and requirements of the Securities and Exchange Commission in respect thereof;

and to file the same, with exhibits thereto, and other amendments in connection therewith with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.

                                      /s/ WILLIAM W. STINSON
                                      ------------------------
                                          William W. Stinson
Dated:  March 20, 2000